Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-148840) and Form S-8 (No. 333-139369) of Double-Take Software, Inc. (formerly NSI Software, Inc) and its subsidiaries of our reports dated March 10, 2010 relating to the  financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.  Also, we consent to the reference to our firm as experts in the Form S-3.

/s/ Eisner LLP

New York, New York
March 10, 2010